EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of September 5, 2018, between S&W Seed Company, a Nevada corporation, with offices at 106 K Street, Suite 300, Sacramento, California 95814 (the "Company"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

WITNESSETH:

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506(b) promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants and the terms set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1 - DEFINITIONS

Section 1.1 Certain Defined Terms

As used in this Agreement, the following terms shall have the following meanings:

"Affiliate" of a person or entity shall mean any other person or entity directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such person or entity. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract, or otherwise.

"APA" means that certain Asset Purchase Agreement between the Company and Novo Turnaround Advisory Group Inc., dated of even date herewith.

"Business Day" means any day except any Saturday, any Sunday, any day that is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commission" means the United States Securities and Exchange Commission.

"Common Conversion Shares" means the shares of Common Stock issuable or potentially issuable upon conversion of the Preferred Shares.

"Common Shares" has the meaning set forth in Section 2.1(a) hereof.

"Common Stock" means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

"Common Stock Equivalents" means any securities of the Company or the Subsidiaries would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

"Effective Date" for the Shares issued at a Closing hereunder means the earliest of the date that (a) the initial Registration Statement has been declared effective by the Commission, (b) all of the Shares issued in such Closing have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the one-year anniversary of the applicable Closing Date, provided that a holder of such Shares is not an Affiliate of the Company, all of the such Shares may be sold pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act without volume or manner-of-sale restrictions and counsel to the Company has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Shares pursuant to such exemption, which opinion shall be in form and substance reasonably acceptable to such holders.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities issuable upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase

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the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than pursuant to the terms of such securities) or to extend the term of such securities, (c) securities issuable pursuant to rights granted pro rata to all shareholders of the Company or rights granted to any securities holders of the Company that are outstanding on the date hereof, and (d) securities issued pursuant to acquisitions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) that is, itself or through its subsidiaries, an operating company or an owner of an asset in a business complimentary to the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

"FCPA" means the Foreign Corrupt Practices Act of 1977, as amended.

"Governmental Authority" means any United States federal, state or local or any foreign government, governmental regulatory or administrative authority, agency or commission or any court, tribunal or judicial body of competent jurisdiction.

"Indebtedness" of any Person means, without duplication (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business consistent with past practice), (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (f) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a "capital lease," (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (h) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

"Initial Closing" means the closing of the sale and purchase of the Common Shares.

"Issuer Covered Person" shall have the meaning ascribed to such term in Section 3.1(oo).

"Law" means any foreign, local, state or federal law, ordinance, regulation, order, injunction or decree, or common law or any other binding requirement of a Governmental Authority.

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"Liens" means encumbrances, mortgages, claims (pending or threatened), security interests, options, charges, pledges, title defects or objections, easements, encroachments or restrictions of any kind of any nature whatsoever, lock-up arrangements, options or rights of first offer or refusal, or stop transfer order.

"Person" means any entity, whether incorporated or not, organization or individual.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Registration Rights Agreement" means the Registration Rights Agreement in the form attached hereto as Exhibit B.

"Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Common Shares and the Common Conversion Shares by the Purchasers as provided for in the Registration Rights Agreement.

"Required Approvals" shall have the meaning ascribed to such term in Section 3.1(e) hereof.

"Second Closing" means the closing of the sale and purchase of the Preferred Shares.

"SEC Reports" shall have the meaning ascribed to such term in Section 3.1(h) hereof.

"Series A Convertible Preferred Stock" means the series of Preferred Stock of the Company designated by a Certificate of Designation in the form attached hereto as Exhibit C.

"Shares" means, collectively, the Common Shares and the Preferred Shares, as such terms are defined in Section 2.1 hereof.

"Short Sales" means all "short sales" as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

"Subsidiary" means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

"Trading Day" means any day on which the Trading Market is not closed.

"Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB or the OTCCQX (or any successors to any of the foregoing).

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"Transaction Documents" means this Agreement, the Registration Rights Agreement and the Voting Agreement, and all exhibits and schedules, if any, hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated thereunder and hereunder (including the Certificate of Designation for the Series A Convertible Preferred Stock upon its filing and effectiveness with the Secretary of State of the State of Nevada).

"Transfer Agent" means Transfer Online, Inc.

"Voting Agreement" means the Voting Agreement in the form attached hereto as Exhibit D.

ARTICLE 2 - PURCHASE AND SALE

Section 2.1 Purchase and Sale of Securities.

(a) Initial Closing. Subject to the satisfaction or waiver of the conditions set forth herein, at the Initial Closing the Company will sell and issue to each Purchaser, and each Purchaser will purchase from the Company, the number of shares of the Company's authorized and unissued Common Stock set forth under the heading "Common Shares" opposite such Purchaser's name on Exhibit A (the "Common Shares"), free and clear of all Liens other than transfer restrictions under applicable securities laws and any Liens resulting from actions of any Purchaser and its Affiliates. The Initial Closing shall take place on the date of this Agreement, at the Company's offices, or on such other date as the parties may agree upon in writing (the "Initial Closing Date").

(b) Second Closing. Subject to the satisfaction or waiver of the conditions set forth herein, at the Second Closing the Company will sell and issue to each Purchaser, and each Purchaser will purchase from the Company, the number of shares of Series A Convertible Preferred Stock set forth under the heading "Preferred Shares" opposite such Purchaser's name on Exhibit A hereto (the "Preferred Shares"), free and clear of all Liens other than transfer restrictions under applicable securities laws and any Liens resulting from actions of any Purchaser and its Affiliates. The Second Closing shall take place within one Business Day following the Company's delivery to the Purchasers of the Certificate contemplated by Section 7.2(d) hereof, at the Company's offices, or on such other date as the parties may agree upon in writing (the "Second Closing Date").

The Initial Closing and the Second Closing are each referred to herein as a "Closing" and collectively as the "Closings" and the Initial Closing Date and the Second Closing Date are each referred to herein as a "Closing Date."

Section 2.2 Purchase Price.

(a) At the Initial Closing, each Purchaser will pay to the Company a purchase price of $3.11 per Common Share (the "Common Share Purchase Price") as payment in full for the Common Shares purchased by such Purchaser hereunder.

(b) At the Second Closing, each Purchaser will pay to the Company a purchase price of $3,110 per Preferred Share (the "Preferred Share Purchase Price") as payment in full for the Preferred Shares purchased by such Purchaser hereunder.

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The Common Share Purchase Price and the Preferred Share Purchase Price are each referred to herein as a "Purchase Price."

Section 2.3 Deliveries by the Company.

At each Closing, the Company shall deliver or cause to be delivered to the Transfer Agent such documents as may be required by the Transfer Agent to issue certificate(s) for the Shares purchased by each Purchaser hereunder in each Purchaser's name.

Section 2.4 Deliveries by each Purchaser.

At each Closing, each Purchaser will deliver or cause to be delivered to the Company the aggregate Purchase Price for the Shares being purchased by such Purchaser at such Closing by wire transfer of immediately available funds to an account designated by the Company.

ARTICLE 3 - COMPANY REPRESENTATIONS AND WARRANTIES

3.1 The Company hereby makes the following representations and warranties to each Purchaser as of the date hereof and as of each Closing:

(a)   Subsidiaries. All of the direct and indirect Subsidiaries (both domestic and foreign) of the Company are set forth in the SEC Reports. Other than as disclosed in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Except as otherwise stated in the SEC Reports, the Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries owned by the Company or such Subsidiary.

(b)   Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on (i) the transactions contemplated by the Transaction Documents, (ii) the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and/or the Subsidiaries, individually or taken as a whole or (iii) the Company's ability to perform on a timely basis its obligations under any Transaction Document (any of clauses (i), (ii) or (iii), a "Material Adverse Effect"). No Proceeding has been instituted in any applicable jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power, authority or qualification of the Company or its Subsidiaries.

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(c)   Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out the Company's obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company, the Company's Board of Directors or the Company's shareholders in connection herewith or therewith, other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (A) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)   No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice, lapse of time, or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to other Persons any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, debt or other instrument (evidencing Company or Subsidiary Indebtedness or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, such as could reasonably be expected to result in a Material Adverse Effect; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(e)   Filings, Consents and Approvals. Except for the approval of the Company's shareholders required by The Nasdaq Stock Market in order for the Preferred Shares to be convertible into the Common Conversion Shares, neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing of a Current Report on Form 8-K disclosing

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the material terms of the transactions contemplated hereby, (ii) the filing with the Commission pursuant to the Registration Rights Agreement, (iii) the filing of a Shares Outstanding Change Notification with The Nasdaq Stock Market within ten (10) days of the Closing Date reflecting the increase in the number of shares outstanding resulting from the transactions contemplated hereby, and (iv) the filing of a Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the "Required Approvals").

(f)   Issuance of the Shares. The Common Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. Prior to the Second Closing, the Preferred Shares and the Common Conversion Shares will be duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(g)   Capitalization. The capitalization of the Company is as set forth in the SEC Reports. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than (i) pursuant to the exercise of stock options and the vesting of restricted stock units under the Company's equity incentive plans and (ii) the Common Shares. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, other than any such right that has been waived. Except as a result of the purchase and sale of the Shares or pursuant to the Company's equity incentive plan, outstanding warrants disclosed in the SEC Reports or other Exempt Issuances, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, Common Stock Equivalents or capital stock of any Subsidiary. Other than pursuant to the provisions of the outstanding warrants issued in December 2014, the issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Other than as set forth in the SEC Reports, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company and each Subsidiary are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Company's Board of Directors or others is required for the issuance and sale of the Shares.

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Except for the Voting Agreement, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's shareholders.

(h)   SEC Reports; Financial Statements. As of each Closing Date, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the applicable Closing Date (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or (i) has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, or (ii) has received a valid waiver of such time of filing and has filed any such SEC Reports as required pursuant to any such waiver. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not and has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)   Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the applicable Closing Date: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) except for the Company's obligations under the APA, neither the Company nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's or any Subsidiary's financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) neither the Company nor any Subsidiary has sold any assets outside the ordinary course of business or had capital expenditures, individually or in the aggregate, in excess of $200,000, (iv) neither the Company nor any Subsidiary has altered its method of accounting, (v) neither the Company

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nor any Subsidiary has declared or made any cash or stock dividend or distribution to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (vi) neither the Company nor any Subsidiary has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company or Subsidiary equity incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information that has not been granted. Except as previously disclosed to the Purchasers, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company, its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j)   Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (each, an "Action") that (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company, nor any Subsidiary nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)   Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect. None of the Company's or its Subsidiaries' employees is a member of a union that relates to such employee's relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)   Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the

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Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case of clauses (i), (ii) and (iii) as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)   Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder ("Environmental Laws"); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each of clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)   Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)   Title to Assets. All of the Company's and each Subsidiary's owned real property is set forth in the SEC Reports (the "Real Property"). Except as disclosed in the SEC Reports, the Company and each Subsidiary have good and marketable title in fee simple to all such Real Property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company or such Subsidiary, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or such Subsidiary and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP, and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company or any Subsidiary are held by them under valid, subsisting and enforceable leases with which the Company or such Subsidiary is in compliance. Except as set forth in the SEC Reports, none of the Company's Subsidiaries owns or leases any real property.

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(p)   Intellectual Property. The Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). None of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)   Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to $20 million. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)   Transactions With Affiliates and Employees. Except as set forth in the SEC Reports and other than the transactions contemplated hereby, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option and restricted stock unit agreements under any equity incentive plan of the Company.

(s)   Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley

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Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms. The Company's certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company or its Subsidiaries.

(t)   Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

(u)   Private Placement. Assuming the accuracy of each Purchaser's representations and warranties set forth in Article 4, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.

(v)   Investment Company. Neither the Company nor any Subsidiary is, nor is an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company and its Subsidiaries shall conduct their respective businesses in a manner so that none will become an "investment company" subject to registration under the Investment Company Act of 1940, as amended.

(w)   Registration Rights. Other than as disclosed in the SEC Reports or as contemplated by the Registration Rights Agreements, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

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(x)   Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation, and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(y)   Application of Takeover Protections. The Company and the Company's Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation, as a result of the Company's issuance of the Shares and each Purchaser's ownership of the Shares.

(z)   Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, is true and correct and does not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of release, no press release disseminated by the Company during the twelve (12) months preceding the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading.

(aa)   No Integrated Offering. Assuming the accuracy of each Purchaser's representations and warranties set forth in Article 4 hereof, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with current or prior offerings by the Company for purposes of (i) the Securities Act that would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb)   Solvency. Based on the consolidated financial condition of the Company as of the applicable Closing Date, after giving effect to the receipt by the Company of the proceeds

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from the sale of the Shares hereunder: (i) the fair saleable value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company neither intends to incur debts nor believes it will incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of such debt). The Company has no knowledge of any facts or circumstances that lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the Closing Date.

(cc)   Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or any Subsidiary know of no basis for any such claim.

(dd)   No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.

(ee)   Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any respect any provision of FCPA.

(ff)   Acknowledgment Regarding the Purchaser's Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents

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and the transactions contemplated thereby, and any advice given by any Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Purchaser's purchase of the Shares and not to be relied upon. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(gg)   Acknowledgment Regarding Purchaser's Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) except as expressly set forth in the Transaction Documents, none of the Purchasers have been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Shares for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or "derivative" transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company's publicly-traded securities, (iii) any Purchaser, and counter-parties in "derivative" transactions to which any such Purchaser is a party, directly or indirectly, may presently have a "short" position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction. The Company further understands and acknowledges that (y) any Purchaser may engage in hedging activities at various times, and (z) such hedging activities (if any) could reduce the value of the existing shareholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(hh)   Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ii)   Form S-3 Eligibility. As of the applicable Closing Date, the Company is eligible to use Form S-3 under the Securities Act and is not an "ineligible issuer" as defined in Rule 405 under the Securities Act.

(jj)   Stock Option Plans. Each stock option granted by the Company under the Company's equity incentive plan was granted (i) in accordance with the terms of the Company's equity incentive plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company's equity incentive plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to grant, stock options prior to, or otherwise coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

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(kk)   Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ll)   U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company shall so certify upon any Purchaser's request.

(mm)   Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA"), and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(nn)   Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "Money Laundering Laws"), and no Action or Proceeding by or before any Governmental Authority or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, or any Subsidiary, threatened.

(oo)   No Disqualification Events. With respect to the Shares to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder upon request.

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(pp)   Other Covered Persons. The Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.

(qq)   Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(rr)   Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ss)   Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(tt)   Franchise Taxes. There are no unpaid franchise taxes claimed by the taxing authority of any jurisdiction to be due by the Company or any Subsidiary, and the officers of the Company or any Subsidiary know of no basis for any such claim.

ARTICLE 4 - PURCHASER REPRESENTATIONS AND WARRANTIES

Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as of the date hereof and as of each Closing the following:

Section 4.1 Power and Authority.

Purchaser has the right, power and authority to execute, deliver and perform this Agreement and all the documents and instruments referred to herein and contemplated hereby and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Purchaser and will constitute a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except: (A) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable law.

Section 4.2 No Conflicts.

The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated herein by Purchaser will not: (i) violate, conflict with, result in a

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breach or default under, cause termination of, create any right of termination under or any adverse change of rights under, (including the acceleration of payments under) any term or condition of, or result in the creation of any Lien pursuant to, any mortgage, indenture, contract, license, permit, instrument, or other agreement, document or instrument to which Purchaser is a party or by which Purchaser or any of its properties may be bound or (ii) violate any provision of Law or any valid and enforceable court order or ruling of any Governmental Authority to which Purchaser is a party or by which Purchaser or its properties may be bound as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

Section 4.3 Required Consents, Approvals and Filings.

No consent or approval is required by virtue of the execution of this Agreement by Purchaser or the consummation of the transactions contemplated herein by Purchaser.

Section 4.4 Accredited Investor.

Purchaser is an accredited investor as that term is defined in Section 501 of Regulation D promulgated under the Securities Act.

Section 4.5 Purchase for Investment.

Purchaser is acquiring the Shares and any Conversion Shares issued upon conversion of the Preferred Shares (collectively, "Securities") for its own account in the ordinary course of its business, for investment only and not with a view to the distribution thereof in violation of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Section 4.6 Restricted Securities.

Purchaser acknowledges that the Securities are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and, accordingly, the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available and the certificates evidencing the Shares will be legended accordingly. Without limiting the generality of the foregoing, Purchaser acknowledges that, unless the resale of the Securities is covered under an effective registration statement, the Securities may not be sold pursuant to Rule 144 for a period of at least six (6) months from the date of Closing, and, if such Purchaser is deemed an affiliate of the Company at the time of such future sale, that it must comply with the volume and manner of sale restrictions of Rule 144 applicable to affiliates of an issuer.

Section 4.7 Sophistication.

Purchaser has, independently and without reliance upon the Company and its Affiliates, and based on such documents and information as Purchaser has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition of the Company, investment merits and consequences of its purchase of the Shares and made its own decision with respect to its purchase of the Shares. Purchaser has consulted to the extent deemed appropriate by it with its own advisers as to the financial, tax, legal and related

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matters concerning a purchase of the Shares and on that basis understands the financial, legal, tax and related consequences of a purchase of the Shares, and believes that a purchase of the Shares is suitable and appropriate for it. Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares. Purchaser understands that its investment in the Securities involves a significant degree of risk including a risk of total loss of its investment, and it is fully aware of and understands all the risk factors related to its purchase of the Shares. Purchaser has received information deemed by it to be sufficient to allow it to make an independent and informed decision with respect to its acquisition of the Shares contemplated hereunder.

Section 4.8 Broker.

Purchaser has not employed any broker or finder in connection with the transactions contemplated by its Agreement.

Section 4.9 No General Solicitation.

Purchaser did not learn of the investment in the Securities as a result of any public advertising or general solicitation, including without limitation, by means of a registration statement or prospectus.

ARTICLE 5 - OTHER AGREEMENTS OF THE PARTIES

Section 5.1 Consents and Approvals.

(a) The Company and each Purchaser shall take, or cause to be taken, all commercially reasonable actions and shall do, or cause to be done, all commercially reasonable things necessary under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, to comply promptly with all legal requirements that may be imposed on it with respect to this Agreement and the transactions contemplated hereby by any Governmental Authority with regulatory jurisdiction over enforcement of any applicable antitrust or other similar regulatory Laws ("Governmental Regulatory Authority") (which actions shall include, without limitation, furnishing all information required by applicable Law in connection with approvals of or filings with any Governmental Regulatory Authority).

(b) Promptly following the Company's receipt of a Sale Order (as defined in the APA), the Company shall use its reasonable best efforts to solicit the approval of its shareholders as may be required under the rules of the Nasdaq Stock Market for the issuance of the full amount of shares of Common Stock otherwise issuable upon the conversion of all Preferred Shares (the "Requisite Approval") at a special meeting of shareholders called for the purpose of obtaining the Requisite Approval, and at each annual meeting of shareholders thereafter, if necessary, until the Requisite Approval is obtained.

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Section 5.2 Taxes.

All liability for sales, transfer, use, gross receipt, stamp or other similar taxes arising out of the transactions contemplated by this Agreement shall be borne by the Company. Responsibility for collecting and paying such taxes shall be as required under applicable Law.

Section 5.3 Registration.

The Company will include the Common Shares and the Common Conversion Shares as "Registrable Securities" pursuant to the terms of the Registration Rights Agreement to be executed simultaneously herewith. This Section 5.3 shall survive the Closings.

Section 5.4 Rule 144 Legal Opinions.

From time-to-time following the satisfaction of the applicable conditions to the public sale of the Securities by a Purchaser as set forth in Rule 144 promulgated under the Securities Act, the Company agrees promptly following the request therefor from any Purchaser to cause its counsel to provide to the Company and its transfer agent, if required, an opinion to the effect that such transfer does not require registration of the Securities under the Securities Act.

Section 5.5 Indemnification of Purchasers.

(a) Subject to the provisions of this Section 5.5, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who "controls" such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of, arising out of, or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any Action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any Person who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents, any transaction financed in whole or in part, directly or indirectly, with the proceeds from the issuance of the Shares, or the status of such Purchaser Party as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents (other than (x) an Action by the Company based solely upon such Purchaser Party's breach of the Transaction Documents, (y) an Action by governmental authorities based solely upon violations by such Purchaser Party of state or federal securities laws or (z) an Action arising solely as a result of any conduct by such Purchaser Party that has been determined by a final, non-appealable judicial decision to constitute fraud, gross negligence or willful misconduct).

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(b) If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party, provided that the omission so to notify the Company will not relieve the Company from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure. Any Purchaser Party shall have the right to employ separate counsel in any such Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Action there is, in the reasonable opinion of counsel to the Purchaser Party, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel (including any necessary local counsel in each relevant jurisdiction in the United States). The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld, conditioned or delayed or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

(c) The indemnification required by this Section 5.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

(d) Given that a Purchaser Party may be entitled to indemnification (a "Jointly Indemnifiable Purchaser Claim") from both the Company, pursuant to this Agreement, and from any other person, whether pursuant to applicable law, any indemnification agreement, the organizational documents of such person or otherwise (the "Indemnitee-Related Purchaser Entities"), the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Purchaser Party in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Purchaser Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Purchaser Party may have from the Indemnitee-Related Purchaser Entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Purchaser Entities and no right of recovery the Purchaser Party may have from the Indemnitee-Related Purchaser Entities shall reduce or otherwise alter the rights of the Purchaser Party or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Purchaser Entities shall make any payment to the Purchaser Party in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Purchaser Claim, the Indemnitee-Related Investor Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Purchaser Party against the Company, and the Purchaser Party shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the

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execution of such documents as may be necessary to enable the Indemnitee-Related Purchaser Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Purchaser Entities shall be third-party beneficiaries with respect to this Section 5.5, entitled to enforce this Section 5.5 against the Company as though each such Indemnitee-Related Investor Entity were a party to this Agreement.

Section 5.6 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities, other than pursuant to an effective registration statement or pursuant to an exemption from registration under the Securities Act, or in connection with a pledge as contemplated in Section 5.6(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company (it being agreed that the opinion of a Purchaser's in-house counsel shall be acceptable to the Company), the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of granting any transferee of Securities any rights pursuant to any of the Transaction Documents, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) Each Purchaser agrees to the imprinting, so long as is required by this Section 5.6 hereof, of a legend on any of the Securities in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SECURITIES COMMISSION OF ANY STATE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD (I) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL SELECTED BY THE HOLDER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c) The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such pledge would not be deemed a transfer, sale or assignment, would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor would be required in connection therewith. Further, no notice shall be required of such pledge. At such Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party

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of the Securities may reasonably request in connection with a pledge of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(d) Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 5.6(b) hereof): (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 5.6, it will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing underlying Securities, as applicable, issued with a restrictive legend (such third Trading Day, the "Legend Removal Date"), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5.6. Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to such Purchaser by crediting the account of such Purchaser's custodian with the Depository Trust Company System as directed by such Purchaser.

(e) If the Company fails to issue to a Purchaser a certificate without such legend or to deliver such Securities to a Purchaser by the Legend Removal Date, and if on or after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of such Securities that the holder anticipated receiving without legend from the Company (a "Buy- In"), then the Company shall, within three (3) Trading Days after such Purchaser's request and in such Purchaser's discretion, either (i) pay cash to such Purchaser in an amount equal to such Purchaser's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such unlegended Securities shall terminate, or (ii) promptly honor its obligation to deliver to such Purchaser such unlegended Securities as provided above and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the closing sales price of the Common Stock as reported by Bloomberg, L.P. on the Legend Removal Date. Nothing herein shall limit such Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Any fees (with respect to the Transfer Agent or otherwise) associated with the removal of the legend shall be borne by the Company.

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(f) Each Purchaser agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Common Shares or Common Conversion Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5.6 is predicated upon the Company's reliance upon this understanding.

Section 5.7 Furnishing of Information; Public Information.

(a) Until each Purchaser beneficially owns no Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6) month anniversary of the applicable Closing Date and ending at such time that all of the Shares issued in such Closing (and, with respect to the Second Closing, the Common Conversion Shares) may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, (i) if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail for any reason to satisfy any condition set forth in Rule 144(i)(2) (each of clauses (i) and (ii), a "Public Information Failure"), then, in addition to the Purchasers' other available remedies, the Company shall pay to each Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required for such Purchaser to transfer the Securities pursuant to Rule 144. The payments to which the Purchasers shall be entitled pursuant to this Section 5.7 are referred to herein as "Public Information Failure Payments." Public Information Failure Payments shall be paid on the earlier of (y) the last day of the calendar month during which such Public Information Failure Payments are incurred and (z) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the Purchasers' right to pursue actual damages for the Public Information Failure, and each Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

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Section 5.8 Integration.

The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

Section 5.9 Shareholder Rights Plan.

No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an "Acquiring Person" under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti- takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

Section 5.10 Use of Proceeds.

The Company shall use the net proceeds from the sale of the Shares hereunder to fund the purchase price of the Purchased Assets (as defined in the APA) in accordance with the terms of the APA, and for working capital and general corporate purposes.

Section 5.11 Participation in Future Financing.

(a) From the date hereof until the date that is the two (2) year anniversary of the Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock, Common Stock Equivalents for cash consideration, debt securities that are convertible into equity or a combination of units thereof (other than for a transaction that generates gross proceeds of up to $5 million) (a "Subsequent Financing"), each Purchaser shall have the right to participate up to its Pro Rata Portion of the Subsequent Financing, on the same terms, conditions and price provided for in the Subsequent Financing.

(b) At least four (4) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (a "Subsequent Financing Notice"). The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c) If any Purchaser desires to participate in such Subsequent Financing, it must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the third (3rd) Trading Day (or in the case of a confidentially marketed public offering or registered direct offering, the next Trading Day), after such Purchaser has received the Subsequent Financing Notice that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser's participation, and representing and warranting that such Purchaser

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has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such third (3rd) Trading Day (or the next Trading Day in the case of a confidentially marketed public offering or registered direct offering), such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d) "Pro Rata Portion" means the percentage of the Subsequent Financing equal to the number of shares of Common Stock beneficially owned by a Purchaser divided by the number of outstanding shares of Common Stock, provided, however, that in no event shall the total shares of Common Stock beneficially owned by such Purchaser as a result of its participation in a Subsequent Financing exceed 19.9%.

(e) The Company must provide each Purchaser with a second Subsequent Financing Notice, and each Purchaser will again have the right of participation set forth above in this Section 5.11, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(f) The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Shares purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, the Transaction Documents, without the prior written consent of such Purchaser.

(g) Notwithstanding anything to the contrary in this Section 5.11 and unless otherwise agreed to by each Purchaser, the Company shall either confirm in writing to the Purchasers that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Purchasers will not be in possession of any material, non-public information, by the fourth (4th) Trading Day following delivery of the Subsequent Financing Notice. If by such fourth (4th) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Purchasers, such transaction shall be deemed to have been abandoned and the Purchasers shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(h) Notwithstanding the foregoing, this Section 5.11 shall not apply in respect of an Exempt Issuance.

(i) With respect to each Purchaser, the terms of this participation right as set forth above supersede in their entirety the terms of the participation right set forth in Section 5.11 of the Securities Purchase Agreement dated July 19, 2017, by and among the Company and the other parties thereto.

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Section 5.12 Form D; Blue Sky Filings

The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof promptly after such filing to each Purchaser upon request. The Company shall take such action, as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser on or before the Closing under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of such actions promptly to the Purchaser. The Company shall make all filings and reports relating to the offer and sale of the Securities required under such laws following the Closing Date.

Section 5.13 Rescission and Withdrawal Right.

Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document, and the Company does not timely perform its related obligations within the periods therein provided, then, until the time the Company performs such obligations, such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 5.14 Replacement of Securities.

If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

Section 5.15 Remedies.

In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.16 Payment Set Aside.

To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the

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extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.17 Liquidated Damages.

The Company's obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

Section 5.18 Nasdaq Notification.

Within ten (10) days of the Initial Closing Date, the Company shall, if required by the rules of The Nasdaq Stock Market, file with The Nasdaq Stock Market a Shares Outstanding Change Notification reflecting the increase in the number of shares outstanding resulting from the transactions contemplated hereby.

Section 5.19 WAIVER OF JURY TRIAL.

IN ANY ACTION OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

ARTICLE 6 - CONDITIONS TO THE COMPANY'S OBLIGATIONS

Section 6.1 Initial Closing Conditions. The Company's obligation to issue and deliver the Common Shares at the Initial Closing shall be subject to the following conditions to the extent not waived in writing by the Company:

(a) No Prohibitions. There shall be in effect no injunction, decree or order of, any Governmental Authority that prohibits or renders unlawful the consummation of the transactions contemplated hereby.

(b) Representations and Warranties. The representations and warranties made by the Purchasers in Article 4 hereof shall be true and correct on the Initial Closing Date with the same force and effect as if made on and as of such date (except for those representations and warranties that specifically address matters only as of a particular date).

(c) Related Agreements. The Registration Rights Agreement and the Voting Agreement shall each have been executed by all parties named therein other than the Company.

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Section 6.2 Second Closing Conditions. The Company's obligation to issue and deliver the Preferred Shares at the Second Closing shall be subject to the following conditions to the extent not waived in writing by the Company:

(a) No Prohibitions. There shall be in effect no injunction, decree or order of, any Governmental Authority that prohibits or renders unlawful the consummation of the transactions contemplated hereby.

(b) Representations and Warranties. The representations and warranties made by the Purchasers in Article 4 hereof shall be true and correct on the Second Closing Date with the same force and effect as if made on and as of such date (except for those representations and warranties that specifically address matters only as of a particular date).

(c) Related Agreements. The Registration Rights Agreement and the Voting Agreement shall each have been executed by all parties named therein other than the Company.

(d) Asset Acquisition Closing. All conditions set forth in Sections 7 and 8 of the APA shall have been satisfied, as determined in the Company's good-faith discretion, such that the Company is able to deliver to the Purchasers a certificate in the form attached hereto as Exhibit E.

(e) Certificate of Designation. The Certificate of Designation in the form attached hereto as Exhibit C shall have been filed and become effective with the Secretary of State of the State of Nevada.

ARTICLE 7 - CONDITIONS TO PURCHASERS' OBLIGATIONS

Section 7.1 Initial Closing Conditions. Each Purchaser's obligation to purchase Common Shares at the Initial Closing shall be subject to the following conditions to the extent not waived in writing by such Purchaser:

(a) No Prohibitions. There shall be in effect no injunction, decree or order of, any Governmental Authority that prohibits or renders unlawful the consummation of the transactions contemplated hereby.

(b) Representations and Warranties. The representations and warranties made by the Company in Article 3 hereof shall be true and correct on the Initial Closing Date with the same force and effect as if made on and as of such date (except for those representations and warranties that specifically address matters only as of a particular date).

(c) Related Agreements. The Registration Rights Agreement and the Voting Agreement shall each have been executed by all parties named therein other than such Purchaser.

Section 7.2 Second Closing Conditions. Each Purchaser's obligation to purchase Preferred Shares at the Second Closing shall be subject to the following conditions to the extent not waived in writing by such Purchaser:

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(a) No Prohibitions. There shall be in effect no injunction, decree or order of, any Governmental Authority that prohibits or renders unlawful the consummation of the transactions contemplated hereby.

(b) Representations and Warranties. The representations and warranties made by the Company in Article 3 hereof shall be true and correct on the Second Closing Date with the same force and effect as if made on and as of such date (except for those representations and warranties that specifically address matters only as of a particular date).

(c) Related Agreements. The Registration Rights Agreement and the Voting Agreement shall each have been executed by all parties named therein other than such Purchaser.

(d) Asset Acquisition Closing. The Company shall have delivered to each Purchaser a certificate signed by a duly authorized executive officer of the Company, in the form attached hereto as Exhibit E.

(e) Certificate of Designation. The Certificate of Designation in the form attached hereto as Exhibit C shall have been filed and become effective with the Secretary of State of the State of Nevada.

ARTICLE 8 - TERMINATION

Section 8.1 Termination Prior to the Initial Closing

This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Initial Closing:

(A) upon the written agreement of the parties hereto;

(B) by the Company or any Purchaser, by giving written notice to the other parties hereto in the event that any permanent injunction or action by any Governmental Authority preventing the consummation of the transactions contemplated by this Agreement shall be have become final and nonappealable; or

(C) by the Company or any Purchaser, by written notice to the other parties hereto, if the Initial Closing has not been consummated on or before three (3) Business Days from the date hereof.

Section 8.1 Termination Prior to the Second Closing

This Agreement may be terminated, and the transactions contemplated by the Second Closing may be abandoned at any time prior to the Second Closing:

(A) upon the written agreement of the parties hereto;

(B) upon termination of the APA; or

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(C) if the closing of the transactions contemplated by the APA is not completed prior to October 31, 2018.

Section 8.2 Effect of Termination.

Termination of this Agreement pursuant to Sections 8.1 and 8.2 above will terminate all obligations of the parties hereunder, except for Sections 9.7, 9.9 and 9.10; provided, however, that termination pursuant to such Section 8.1 will not relieve a defaulting or breaching party from any liability to the other party hereto.

ARTICLE 9 - MISCELLANEOUS

Section 9.1 Entire Agreement.

The Transaction Documents constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto.

Section 9.2 Waivers.

No waiver by a party with respect to any breach or default or of any right or remedy and no course of dealing or performance, will be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver is expressed in writing signed by the party to be bound. Failure of a party to exercise any right will not be deemed a waiver of such right or rights in the future.

Section 9.3 Parties Bound by Agreement; Successors and Assigns; Nature of the Company's Obligations.

The terms, conditions and obligations of this Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Neither of the parties hereto may transfer or assign its rights, duties or obligations hereunder or any part thereof to any other person or entity without the prior written consent of the other parties hereto.

Section 9.4 Counterparts

This Agreement may be executed in multiple counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument. This Agreement may also be executed and delivered by facsimile signature, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com).

Section 9.5 Notices.

All notices, requests and other communications to any party hereunder shall be in writing and shall be given (and shall be deemed to have been duly given when received or first refused) (i) by hand delivery, (ii) by overnight courier, express mail service or registered or certified mail,

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in each case with postage or fees prepaid, or (iii) by facsimile or email transmission (with a copy of any such notice sent by hand delivery, overnight courier, express mail service or registered or certified mail, in each case with postage or fees prepaid) to the Company at the following address and to any Purchaser at the address set forth under such Purchaser's name on Exhibit A attached hereto (or at such other address for a party as shall be specified by like notice):

If to the Company:

S&W Seed Company
106 K Street, Suite 300
Sacramento, California 95814
Attention: Matthew K. Szot, Chief Financial Officer
Facsimile: (559) 884-2750
Email: mszot@swseedco.com

Section 9.6 Governing Law; Submission to Jurisdiction.

All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 5.5 hereof, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

Section 9.7 Public Announcements.

Except as required by Law, any announcements or similar publicity or any disclosure to any person other than the respective advisors of the parties hereto regarding the contents of this

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Agreement or any other agreement between the parties entered into pursuant hereto shall be agreed upon by the parties prior to such disclosure and, except as provided herein, any information relating to the matters described above shall be kept confidential by the parties hereto (and their respective representatives and agents); provided that nothing herein shall prohibit the Company or any Purchaser from making such disclosure to the Company's or such Purchaser's respective Affiliates and any shareholders of the Company or such Purchaser or their respective Affiliates; provided further, that this prohibition shall not be deemed breached in the event the Company or such Purchaser is required to disclose this transaction under the rules and regulations of the Commission applicable to the Company or such Purchaser.

Section 9.8 No Third-Party Beneficiaries.

Other than as set forth in Section 5.5(d) hereof, there exists no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

Section 9.9 Fees and Expenses.

Except as provided in this Section 9.9, each party hereto shall bear its own expenses in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement.

Section 9.10 Survival.

Unless this Agreement is terminated under Section 8.1 hereof, the representations and warranties of the Company and the Purchasers contained in Article 3 and Article 4 hereof, and the agreements and covenants set forth in Article 5 hereof, shall survive the Closings and the delivery of the Shares.

Section 9.11 Amendments; Waivers.

No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holders of the Shares purchased (or to be purchased) pursuant to this Agreement as set forth on Exhibit A hereto, and in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 9.12 Interpretation.

Words of the masculine gender will be deemed and construed to include correlative words of the feminine and neuter genders. Words importing the singular number will include the plural number and vice versa unless the context will otherwise indicate. The headings of this Agreement are for convenience and do not define or limit the provisions hereof. Words importing persons include firms, associations and corporations. The term "herein," "hereunder," "hereby," "hereto," "hereof" and any similar terms refer to this Agreement, the term "heretofore"

34.

means before the date of execution of this Agreement and the term "hereafter" means after the date of execution of this Agreement. References herein to "include," "includes" or "including" shall mean without limitation.

[Signature Page Follows]

35.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

S&W SEED COMPANY

By: /s/ Matthew K. Szot
    Matthew K. Szot
    Executive Vice President of Finance and
    Administration and Chief Financial Officer

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

PURCHASER:

MFP Partners, L.P.

By: MFP Investors LLC,
    Its General Partner

By: /s/ Ellen Lynch
    Ellen Lynch
    Chief Financial Officer

Exhibit A

SCHEDULE OF PURCHASERS
Name and Address	Common Shares	Purchase Price	Preferred Shares	Purchase Price
MFP Partners, L.P. c/o MFP Investors LLC 909 Third Avenue, 3rd Floor New York, NY 10022 Attention: Timothy E. Ladin Fax: (212) 752-7265 Email: tladin@mfpllc.com	1,607,717	$4,999,999.87	7,235	$22,500,850

Exhibit B

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made and entered into effective as of September [●], 2018, by and among S&W Seed Company, a Nevada corporation (the "Company") and the investors listed on Exhibit A hereto (each, an "Investor" and together the "Investors").

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and the Investors (the "Purchase Agreement") in connection with the following.

W I T N E S S E T H

WHEREAS, the Company and the Investors have entered into the Purchase Agreement providing for the offer and sale of 1,607,717 shares of the Company's Common Stock (the "Common Shares") and 7,235 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Shares" and together with the Common Shares, the "Shares") in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder; and

WHEREAS, as an inducement to the Investors to purchase the Shares, the Company has agreed to provide the Investors with certain registration rights.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

(a)   The term "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b)   The term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(c)   The term "Board" means the Board of Directors of the Company.

(d)   The term "Commission" means the United States Securities and Exchange Commission or any successor agency.

(e)   The term "Conversion Shares" means the shares of the Company's Common Stock issuable upon conversion of the Preferred Shares.

(f)   The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(g)   The term "Person" (but not "person") means any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

(h)   The term "Purchase Price" means $3,110 per Preferred Share.

(i)   The term "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Any terms used in this Agreement and not defined herein shall have the meanings given such terms in the Purchase Agreement.

ARTICLE II

REGISTRATION OF COMMON STOCK; INDEMNIFICATION

Section 2.01   Registrable Securities. For the purposes of this Agreement, "Registrable Securities" means the Common Shares and the Conversion Shares; provided that (i) the Common Shares and the Conversion Shares will cease to be Registrable Securities, and (ii) the Company will not be obligated to maintain the effectiveness of the Resale Registration Statement (as defined below), and the Company's obligations under Section 2.02 hereof will cease, with respect to the Registrable Securities of a holder thereof (a "Holder") following the date on which (a) such securities have been sold or otherwise transferred by the Holder thereof pursuant to an effective registration statement; or (b) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act. The period of time during which the Company is required to keep the Resale Registration Statement effective is referred to as the "Effectiveness Period."

Section 2.02   Registration. Within seventy-five (75) Business Days following the date on which the Preferred Shares are first issued to the Investors (the "Filing Date"), the Company shall prepare and file a resale registration statement on Form S-3 or another applicable form, if Form S-3 is not then available, registering offers and sales of Registrable Securities held by the Investors and any other Holders of Registrable Securities pursuant to Rule 415 under the Securities Act (such registration statement together with all exhibits thereto and any post-effective amendment thereto that becomes effective, the "Resale Registration Statement"). The Company may supplement the Resale Registration Statement from time to time to register securities other than Registrable Securities for sale for the account of any

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Person; provided, however, that such supplement will be permitted only so long as the Commission rules provide that such supplement does not give the Commission the right to review the Resale Registration Statement; provided, further, that such supplement does not adversely affect the rights of any Holder.  Notwithstanding the foregoing or anything to the contrary in this Article II, if the Company grants registration rights to one or more other holders of its Common Stock that are more favorable to such holders than the registration rights granted hereunder, with respect to underwritten offerings or otherwise, the Company and the holders of a majority of the Registrable Securities hereunder shall in good faith amend this Agreement to reflect such more favorable terms as reasonably as practicable.

Section 2.03   Registration Procedures. In connection with the registration of any Registrable Securities under the Securities Act as provided in this Article II, the Company will use its best efforts to:

(a)   cause the Resale Registration Statement (and any other related registrations, qualifications or compliances as may be reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities until the distribution thereof is complete) to become effective as soon as practicable following the filing thereof but not later than 180 days after the Filing Date (the "Scheduled Effective Date");

(b)   prepare and file with the Commission the amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith and take all other actions as may be necessary to keep the Resale Registration Statement continuously effective until the disposition of all securities in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in the Resale Registration Statement will be completed, and to comply with the provisions of the Securities Act (to the extent applicable to the Company) with respect to the dispositions;

(c)   (i) at least five (5) Business Days before filing with the Commission, furnish to each Holder and its counsel (if any) copies of all documents proposed to be filed with the Commission in connection with such registration, which documents will be subject to the review and reasonable comment of such Holder and its counsel; (ii) furnish to each Holder of Registrable Securities a reasonable number of copies of the Resale Registration Statement, of each amendment and supplement thereto, and of the prospectus included in the Resale Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and the other documents (including exhibits to any of the foregoing), as the Holder may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by such Holder; (iii) respond as promptly as practicable to any comments received from the Commission with respect to each Resale Registration Statement or any amendment thereto; and (iv), as promptly as reasonably possible, provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Resale Registration Statement that pertains to the Holders as "Selling Stockholders" but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company.

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(d)   register or qualify the Registrable Securities covered by the Resale Registration Statement under the securities or "blue sky" laws of the various states as any Holder reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable a Holder to consummate the disposition in such states of the Registrable Securities owned by such Holder, except that the Company will not be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 2.03(d), be obligated to be qualified, or to subject itself to taxation in any jurisdiction;

(e)   provide a transfer agent and registrar for the Registrable Securities covered by the Resale Registration Statement not later than the effective date of the Resale Registration Statement;

(f)   notify the Holders promptly, and confirm such notice in writing, (i)(A) when a prospectus as contained in the Resale Registration Statement (a "Prospectus") or any Prospectus supplement or post-effective amendment has been filed, and (B) with respect to a Resale Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Resale Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the existence of any fact or the happening of any event that makes any statement made in such Resale Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Resale Registration Statement, Prospectus or documents so that, in the case of the Resale Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (v) of the Company's reasonable determination that a post-effective amendment to a Resale Registration Statement would be appropriate, or (vi) of any request by the Commission or other governmental authority for amendments or supplements to a Resale Registration Statement or related Prospectus or for additional information that pertains to the Holders as "Selling Stockholders" or the "Plan of Distribution;"

(g)   enter into customary agreements (including, in the event the Holders elect to engage an underwriter in connection with the Resale Registration Statement, an underwriting agreement containing customary terms and conditions) and take all other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities; provided, however, that the Company will not be liable for any underwriter's fees, commissions and discounts or similar expenses; and

(h)   make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Resale Registration Statement or any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible time.

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Section 2.04   Rule 144. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission that at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a)   make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act;

(b)   file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act;

(c)   so long as a Holder owns any unregistered Registrable Securities, furnish to the Holder upon any reasonable request a written statement by the Company as to its compliance with the public information requirements of Rule 144 promulgated under the Securities Act and/or the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and any other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any Registrable Securities without registration (excluding any reports or documents of the Company that the Company, in its sole discretion, deems confidential); provided, that to the extent such documents and reports are available on the Commission's website, the Company shall not be required to provide the copies contemplated by this subsection (c); and

(d)   take such further action as any Holder may reasonably request to enable such Holder to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144.

Section 2.05   Registration and Selling Expenses. All expenses incurred by the Company in connection with the Company's performance of or compliance with this Article II, including, without limitation, (i) all Commission registration and filing fees, (ii) blue sky fees and expenses, (iii) all necessary printing and duplicating expenses and (iv) all fees and disbursements of counsel and accountants retained on behalf of the Company, will be paid by the Company. Each Holder may, at its election, retain its own counsel and other representatives and advisors as it chooses at its own expense; provided that the Company will pay the reasonable fees and expenses of one counsel to the Holders incurred as part of reviewing the Resale Registration Statement and any Prospectuses and amendments related thereto, in an amount not to exceed $15,000 for each Holder during the term of this Agreement.

Section 2.06   Registration Statement Not Declared Effective. The Company and the Holders agree that the Holders will suffer damages if (i) the Resale Registration Statement is not declared effective by the Commission on or prior to the Scheduled Effective Date, or (ii) the length or frequency of Black-Out Periods (as defined below) exceed the limits set forth in Section 2.07(a) hereof. The Company and the Holders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, (x) if the Resale Registration Statement is not declared effective by the Commission on or prior to the Scheduled Effective Date and on such date or at any time thereafter the Company is not diligently and in good faith making commercially reasonable efforts to have the Resale Registration Statement

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declared effective, the Company shall pay an amount in cash as liquidated damages to each Holder equal to one percent (1%) of the aggregate Purchase Price paid for the Shares by such Holder for each thirty (30) day period after the Scheduled Effective Date during which the Company is failing to make such efforts, up to an aggregate maximum of four percent (4%); and (y) during the continuance of a Black-Out Period beyond the limits set forth in Section 2.07(a) hereof, the Company shall pay an amount in cash as liquidated damages to each Holder equal to one percent (1%) of the aggregate Purchase Price paid for the Shares by such Holder for each thirty (30) day period during the continuance of a Black-Out Period beyond such limits, pro-rated as applicable for any partial month, up to an aggregate maximum of four percent (4%).

Section 2.07   Inability to Use Prospectus; Black-Out Periods. Each Holder agrees that, upon receipt of any notice from the Company of (i) the happening of any event of the kind described in Sections 2.03(f)(i)(A), 2.03(f)(ii), 2.03(f)(iii), 2.03(f)(iv), 2.03(f)(v) or 2.03(f)(vi) hereof, or (ii) a determination by the Board that it is advisable to suspend use of the Prospectus for a discrete period of time due to pending corporate developments such as negotiation of a material transaction which the Company in its sole discretion after consultation with legal counsel, determines it would be obligated to disclose in the Resale Registration Statement, which disclosure the Company believes would be premature or otherwise inadvisable at such time or would have a material adverse effect on the Company and its stockholders, such Holder will forthwith discontinue disposition of such Registrable Securities pursuant to the Resale Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.03(b) hereof, or until such Holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. The period of time in which the use of a Prospectus or Resale Registration Statement is so suspended shall be referred to as a "Black-Out Period." The Company agrees to so advise such Holder promptly of the commencement and termination of any such Black-Out Period, and the Purchasers agree to keep the fact of such Black-Out Period confidential. The Company shall not impose a Black-Out Period under this Section 2.07 for more than ninety (90) consecutive days and not more than twice in any given twelve (12) month period; provided, that at least sixty (60) days must pass between Black-Out Periods and the total aggregate length of all Black-Out periods within any twelve (12) month period shall not exceed one hundred and twenty (120) days. Notwithstanding the foregoing, the Company may suspend use of any Resale Registration Statement if the Commission's rules and regulations prohibit the Company from maintaining the effectiveness of a Resale Registration Statement because its financial statements are stale at a time when its fiscal year has ended or it has made an acquisition reportable under Item 2.01 of Form 8-K or any other similar situation until the Company's Form 10-K has been filed or a Form 8-K, including any required pro forma or historical financial statements, has been filed, respectively (provided that the Company shall use its reasonable best efforts to cure any such situation as soon as possible so that the Resale Registration Statement can be used at the earliest possible time).

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Section 2.08   Certain Obligations of Holders.

(a)   As a condition to the inclusion of its Registrable Securities in the Resale Registration Statement, each Holder will furnish to the Company the information regarding the Holder as is legally required in connection with any registration, qualification or compliance referred to in this Article II.

(b)   Each Holder hereby covenants with the Company not to make any sale of the Registrable Securities pursuant to the Resale Registration Statement without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied.

(c)   Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Resale Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing the Registrable Securities, if applicable, is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with this Agreement and the Resale Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

(d)   Each Holder is hereby advised that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to sales of the Registrable Securities offered pursuant to the Resale Registration Statement and agrees not to take any action with respect to any distribution deemed to be made pursuant to the Resale Registration Statement that constitutes a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(e)   The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 2.02 hereof may be assigned in whole or in part by a Holder in connection with the transfer of such Registrable Securities, provided, that: (i) the transfer of the Registrable Securities and the rights to register such Registrable Securities are effected in accordance with applicable securities laws, (ii) the transfer involves not less than fifty percent (50%) of the Shares and the Conversion Shares (if any), (iii) the Holder gives prior written notice to the Company, and (iv) the transferee agrees to comply with the terms and provisions of this Agreement in a written instrument reasonably satisfactory in form and substance to the Company and its counsel. Except as specifically permitted by this Section 2.08, the rights of a Holder with respect to Registrable Securities will not be transferable to any other Person, and any attempted transfer will cause all rights of the Holder to registration of Registrable Securities under this Article II to be forfeited, void ab initio and of no further force and effect.

(f)   With the written consent of the Company and each Holder affected or potentially affected by such proposed waiver, any provision of Sections 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08 or 2.09 hereof may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Upon the effectuation of each waiver, the Company will promptly give written notice thereof to such Holders.

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Section 2.09   Indemnification.

(a)   By the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each Holder of Registrable Securities being sold, its directors, officers, employees, members, managers, partners, agents, and each other Person, if any, who controls (within the meaning of the Securities Act and the rules and regulations thereunder) such Holder (each, an "Indemnified Person") against all losses, claims, damages, liabilities, and expenses (including legal fees and expenses and all costs incident to investigation or preparation with respect to such losses, claims, damages, liabilities, and expenses and to reimburse such Indemnified Person for such costs as incurred) (collectively, the "Losses") caused by, resulting from, or relating to any untrue or alleged untrue statement of material fact contained in the Resale Registration Statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by or on behalf of such Holder in writing expressly for use therein or by such Holder's failure to deliver a copy of the Resale Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same and notified such Holder of such obligation. In connection with an underwritten offering and without limiting any of the Company's other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees, and agents and each Person who controls (within the meaning of the Securities Act and the rules and regulations thereunder) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities being sold.

(b)   By the Investors. In connection with any registration statement in which a Holder of Registrable Securities is participating pursuant to this Agreement, each such Holder will, if requested, furnish to the Company in writing information regarding such Holder's ownership of Registrable Securities and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors, and each Person who controls (within the meaning of the Securities Act and the rules and regulations thereunder) the Company against all Losses caused by, resulting from, or relating to any untrue or alleged untrue statement of material fact contained in the Resale Registration Statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished to the Company in writing by or on behalf of such Holder expressly for use therein; provided, however, that each Holder's obligation to indemnify the Company hereunder shall be apportioned between each Holder based upon the net amount received by each Holder from the sale of Registrable Securities, as compared to the total net amount received by all of the Holders of Registrable Securities sold pursuant to such registration statement, no such Holder being liable to the Company in excess of such apportionment; and provided, further that each Holder's obligation to indemnify the Company hereunder shall be apportioned between each Holder as is appropriate to reflect the relative fault of such Holder on the one hand, and of each other Holder on the other, in connection with the statements or omissions that resulted in such Losses. The relative fault of each Holder on the one hand, and each other Holder on the other, shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Holder and the parties' relevant intent, knowledge, information and opportunity to correct or prevent such statement or omission.

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(c)   Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which its seeks indemnification; provided, however, that the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

(d)   Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate, and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision, and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it that are different from or in addition to the defenses available to such indemnifying party or if a conflict or potential conflict of interest exists, in either of which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail diligently to contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed). The indemnifying party shall not, without the prior written consent of an indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceedings in respect of which indemnity has been sought hereunder by such indemnified party unless (i) such settlement includes an unconditional release of such indemnified party in form and substance satisfactory to such indemnified party from all liability on the claims that are the subject matter of such proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)   Jointly Indemnifiable Claims. Given that an Indemnified Person may be entitled to indemnification (a "Jointly Indemnifiable Claim") from both the Company, pursuant to this Agreement, and from any other Person, whether pursuant to applicable law, any indemnification agreement, the organizational documents of such Person or otherwise (the "Indemnitee-Related Entities"), the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnified Person in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnified Person may have from the Indemnitee-Related Entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of recovery the Indemnified Person may have from the

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Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnified Person or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnified Person in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Person against the Company, and the Indemnified Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 2.09(e), entitled to enforce this Section 2.09(e) against the Company as though each such Indemnitee-Related Entity were a party to this Agreement.

(f)   Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

(g)   Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances, including the relative fault of such Person, in connection with the statements or omissions that resulted in Losses. The relative fault of each Person shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Person and the parties' relevant intent, knowledge, information and opportunity to correct or prevent such statement or omission. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, each Investor and any Affiliate of any such Investor shall not be required to make a contribution in excess of the net amount received by such Investor (or its Affiliate) from the sale of Registrable Securities.

ARTICLE III

MISCELLANEOUS

Section 3.01   Inconsistent Agreements. Without the prior written consent of the Investors holding a majority of the then-outstanding Registrable Securities, the Company shall

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not enter into any registration rights agreement that conflicts, or is inconsistent, with the provisions of Article II hereof.

Section 3.02   Specific Performance. Each Investor and the Company acknowledge and agree that, in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. Each Investor and the Company hereby agree that, in addition to any other remedy to which any Investor may be entitled at law or in equity, each such Investor shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

Section 3.03   Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

Section 3.04   Entire Agreement. Except for the Purchase Agreement, this Agreement (a) constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein, and (b) amends and supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

Section 3.05   Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally, by next-day courier, by electronic or facsimile transmission, or telecopied with confirmation of receipt to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered, delivered by electronic or facsimile transmission, or telecopied, or one day after delivery to a courier for next-day delivery.

If to the Company, to:

S&W Seed Company
106 K Street, Suite 300
Sacramento, California 95814
Attention: Matthew K. Szot, Chief Financial Officer
Facsimile: (559) 884-2750
Email: mszot@swseedco.com

If to an Investor or a Holder(s), to:

The address set forth under such Investor's or Holder's name on Exhibit A attached hereto.

11

Section 3.06   Applicable Law. The substantive laws of the State of New York shall govern the interpretation, validity, and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws.

Section 3.07   Severability. The invalidity, illegality, or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 3.08   Successors; Assigns. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, and permitted assigns, including, without limitation and without the need for an express assignment or assumption, any successor in interest to an Investor, whether by a sale of all or substantially all of its assets, merger, consolidation, or otherwise. Neither this Agreement nor the rights or obligations of any party hereunder may be assigned, except as otherwise provided in this Agreement. Any such attempted assignment in contravention of this Agreement shall be void and of no effect.

Section 3.09   No Third-Party Beneficiaries. Nothing in this Agreement creates in any Person not a party to this Agreement (other than permitted assignees and a Person indemnified pursuant to Section 2.09 hereof with respect to such indemnification rights and any Holders of the Registrable Securities with respect to the rights to which they are entitled hereunder) any legal or equitable right, remedy or claim under this Agreement, and this Agreement is for the exclusive benefit of the parties hereto.

Section 3.10   Amendments. This Agreement may not be amended, modified, or supplemented unless such modification is in writing and signed by the Company and the Investors holding a majority of the then-outstanding Registrable Securities.

Section 3.11   Waiver. Any waiver (express or implied) of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

Section 3.12   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

[SIGNATURE PAGE FOLLOWS]

12

IN WITNESS WHEREOF, the undersigned hereby agrees to be bound by the terms and provisions of this Registration Rights Agreement as of the date first above written.

S&W SEED COMPANY

By:
    Matthew K. Szot
    Executive Vice President of Finance and
    Administration and Chief Financial Officer

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned hereby agrees to be bound by the terms and provisions of this Registration Rights Agreement as of the date first above written.

INVESTOR:

MFP Partners, L.P.

By: MFP Investors LLC,
    Its General Partner

By:
    Timothy E. Ladin
    General Counsel

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

Exhibit A

INVESTORS

Name and Address
MFP Partners, L.P. c/o MFP Investors LLC 909 Third Avenue, 3rd Floor New York, NY 10022 Attention: Timothy E. Ladin Fax: (212) 752-7265 Email: tladin@mfpllc.com

Exhibit C

CERTIFICATE OF DESIGNATION

S&W SEED COMPANY

CERTIFICATE OF DESIGNATION
OF
PREFERENCES, RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

(Pursuant to Section 78.1955 of the Nevada Revised Statutes)

The undersigned, the Chief Executive Officer of S&W Seed Company, a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), hereby certifies that, pursuant to authority vested in the Board of Directors of the Corporation (the "Board") by Article IV of the Articles of Incorporation of the Corporation (the "Articles"), the following resolution was adopted by the Board on August 31, 2018:

RESOLVED, that the Board, pursuant to authority expressly vested in it by Article IV of the Articles, hereby authorizes the issuance of a series of Preferred Stock designated as Series A Convertible Preferred Stock, par value $0.001 per share, of the Corporation and hereby fixes the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Articles which are applicable to the Preferred Stock of all classes and series) as follows:

SERIES A CONVERTIBLE PREFERRED STOCK

  Designation, Amount and Par Value. The following series of Preferred Stock shall be designated as the Corporation's Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and the number of shares so designated shall be 7,235 shares. Each share of Series A Preferred Stock shall have a par value of $0.001 per share. The number of shares of Series A Preferred Stock may be increased or decreased by resolution of the Board and the approval by the Required Holders (as defined below) voting as a separate class; provided that no decrease shall reduce the number of shares of any Series A Preferred Stock to a number less than the number of shares of such series then outstanding.

  Rank. The Series A Preferred Stock shall, with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the affairs of the Corporation rank (a) senior and prior to all Junior Stock and (b) on parity in all respects with all Parity Stock.

  Certain Definitions. As used in this Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (this "Certification of Designation"), the following terms shall have the respective meanings set forth below:

  "Bylaws" means the Second Amended and Restated Bylaws of the Corporation.

  "Business Day" means any day, other than a Saturday, Sunday or other day, on which banks in the City of New York are authorized or required by law or executive order to remain closed.

  "Common Stock" means the Common Stock, par value $0.001 per share, of the Corporation, including the stock into which the Series A Preferred Stock is convertible, and any other series of common stock of the Corporation that is authorized by the Corporation in accordance with the Articles following the date hereof.

  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

  "Conversion Amount" means, as of any date, the number of shares of Common Stock determined by dividing the Stated Value of the number of shares of Series A Preferred Stock being so converted by the Conversion Price in effect on such date.

  "Conversion Price" means $3.11, subject to adjustment as provided herein.

  "Conversion Shares" means the shares of Common Stock into which the Series A Preferred Stock is convertible.

  "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

  "Holder" or "Holders" means a holder or holders of Series A Preferred Stock.

  "Junior Stock" shall mean all classes of the Common Stock and each other class of capital stock or series of preferred stock established after the Original Issue Date, by the Board, the terms of which do not expressly provide that such class or series ranks on parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

  "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

  "Original Issue Date" means the filing date of this Certificate of Designation.

  "Parity Stock" shall mean any class of capital stock or series of preferred stock established after the Original Issue Date by the Board, the terms of which expressly provide that such class or series will rank on parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

  "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

  "Principal Market" means The Nasdaq Stock Market LLC or other national or regional securities exchange on which the Common Stock is then listed.

  "Proposals" means the proposals to be submitted to the stockholders of the Corporation at the Stockholders Meeting, for the purpose of seeking approval of the stockholders of the Corporation for the issuance of all shares of Common Stock issuable upon the full conversion of the Series A Preferred Stock issued pursuant to the Purchase Agreement and any change of control that may be deemed to occur as a result of such issuance and sale pursuant to the applicable rules of the Principal Market.

  "Purchase Agreement" means that certain Securities Purchase Agreement, dated September [●], 2018, by and among the Corporation and each of the investors party thereto, as it may be amended, supplemented or otherwise modified from time to time.

  "Recapitalization Event" means any transaction or series of related transactions (a) that constitutes the sale, conveyance, exchange, lease or other transfer of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, (b) that constitutes any acquisition of the Corporation by means of a consolidation, stock exchange, stock sale, merger or other form of corporate reorganization of the Corporation with any other entity in which the Corporation's stockholders prior to the consolidation or merger own less than a majority of the voting securities or economic interests of the surviving entity (or, if the surviving entity is a wholly-owned subsidiary of another corporation following such merger or consolidation, the parent corporation of such surviving entity), (c) that constitutes the sale or disposition (including by way of merger, consolidation or otherwise) of one or more Subsidiaries of the Corporation if substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, are held by such Subsidiary or Subsidiaries, except where such sale or disposition is to a wholly-owned Subsidiary of the Corporation or (d) following which the Corporation's stockholders prior to such transaction or series of related transactions own less than a majority of the voting securities or economic interests of the Corporation or surviving entity (or, if the surviving entity is a wholly-owned Subsidiary of another corporation following such transaction or series of related transactions, the parent corporation of such surviving entity).

  "Required Holders" means, as of any date, the holders of a majority of the Series A Preferred Stock outstanding as of such date.

  "Stated Value" means $3,110 per share of Series A Preferred Stock.

  "Stockholder Approval" means the approval by the stockholders of the Corporation of the Proposals at the Stockholders Meeting in accordance with applicable law, the Articles, the Bylaws and the applicable requirements of the Principal Market.

  "Stockholders Meeting" means a meeting of the stockholders of the Corporation, for the purpose of voting on the Proposals, and to be held subject to and in accordance with the Articles, the Bylaws and Section 5.1 of the Purchase Agreement.

  "Subsidiary" means, with respect to any Person (in this definition referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50.0% of the equity or more than 50.0% of the ordinary voting power or more than 50.0% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

  Dividends. A Holder shall be entitled to receive any dividend declared and paid to holders of shares of Common Stock (excluding dividends or distributions referred to in Section 7) as if such Holder's shares of Series A Preferred Stock had been converted into Common Stock pursuant to the calculation set forth in the first sentence of Section 6(a) (without taking into account the limitations on conversion set forth in clauses (i) and (ii) of the proviso thereof) upon the record date of such dividend.

  Liquidation Preference.

    Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), after the satisfaction in full of the debts of the Corporation and the payment of any liquidation preference owed to the holders of shares of capital stock of the Corporation ranking senior to the Common Stock and Series A Preferred Stock upon Liquidation, the holders of the outstanding shares of Series A Preferred Stock shall be entitled to a liquidation preference equal to the greater of (i) the Stated Value per share of Series A Preferred Stock and (ii) the payment such holders would have received had such shares of Series A Preferred Stock, immediately prior to such liquidation, dissolution or winding-up, been converted into shares of Common Stock (in the manner described in the first sentence of Section 6(a) (without taking into account the limitations on conversion set forth in clauses (i) and (ii) of the proviso thereof)). For all purposes hereof, a Recapitalization Event shall be deemed a Liquidation within the meaning of this Section 5.

    Upon any Liquidation, then, the Corporation shall give, by first class mail, postage prepaid, addressed to each Holder at the address of such Holder as shown on the books of the Corporation, (i) at least fifteen (15) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for determining rights to vote in respect of such Liquidation and (ii) at least fifteen (15) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Liquidation.

  Approved Conversion.

    Upon obtaining Stockholder Approval, the outstanding shares of Series A Preferred Stock shall automatically and without the need for any further action by any Person be converted into such number of fully paid and nonassessable whole shares of Common Stock equal to the Conversion Amount (subject to the adjustment provided for by Section 7 below), without payment of any additional consideration by the Holder thereof.

    From and after the conversion of any share of Series A Preferred Stock hereunder, the Holders shall have the right to receive the shares of Common Stock to which they are entitled upon surrender of the certificate or certificates representing the shares of Series A Preferred Stock so converted to the Corporation at its principal office (or such other office or agency as the Corporation may designate by notice in writing to the Holders).

    Within five (5) Business Days after the delivery and surrender by a Holder of certificates representing shares and/or fractional shares of Series A Preferred Stock converted hereunder (such date, the "Share Delivery Date"), the Corporation shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in such name or names (with address(es) and tax identification number(s)) as such Holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock (or, as applicable, a credit to the Holder's balance account with the Depository Trust Corporation for such number of shares of Common Stock to which the Holder is entitled upon such conversion).

  Adjustment of Conversion Price and Number of Conversion Shares upon Subdivision or Combination of Common Stock. If the Corporation, at any time while Series A Preferred Stock is outstanding, subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Conversion Shares will be proportionately increased (e.g., a 2:1 Common Stock split shall result in a decrease in the Conversion Price by one-half (1/2) and a doubling of the number of Conversion Shares, taking into account all prior adjustments made thereto under this Section 7). If the Corporation at any time on or after the Original Issue Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately decreased (e.g., a 1:2 Common Stock combination shall result in an increase in the Conversion Price by a multiple of 2 and a decrease of the number of Conversion Shares by one-half (1/2), taking into account all prior adjustments made thereto under this Section 7). Any adjustment under this Section 7 shall become effective at the close of business on the date the subdivision or combination becomes effective.

  Stock to be Reserved. The Corporation will at all times, before and after it has obtained the Stockholder Approval, reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares and fractions of shares of Series A Preferred Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes) and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Corporation will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all Options and conversion of Convertible Securities, including upon conversion of the Series A Preferred Stock, would exceed the total number of shares of Common Stock then authorized by the Articles.

  Effect of Reacquisition of Shares Upon Redemption, Repurchase, Conversion or Otherwise. Shares of Series A Preferred Stock that have been issued and reacquired in any manner, whether by redemption, repurchase or otherwise or upon any conversion of shares of Series A Preferred Stock to Common Stock, shall thereupon be retired and shall have the status of authorized and unissued shares of Preferred Stock undesignated as to series, and may be redesignated as any series of Preferred Stock and reissued.

  Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock; provided, however, nothing herein shall be construed to prevent the Corporation from setting record dates for the holders of its securities.

  Voting Rights.

    Except as required by law, the Holders shall not be entitled, in respect of their holdings of Series A Preferred Stock, to vote at any meeting of the stockholders of the Corporation for the election of directors to the Board or for any other purpose, to otherwise participate in any action taken by the Corporation or the stockholders thereof.

    So long as any Series A Preferred Stock remains outstanding, the Corporation will not, and shall cause its Subsidiaries not to (either directly or indirectly, including by merger, consolidation, operation of law or otherwise),without the prior written consent of the Required Holders:

      authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to or on parity with the Series A Preferred Stock (including, without limitation, any Parity Stock) with respect to the payment of dividends, redemption payments and rights upon liquidation, dissolution or winding-up, or reclassify any authorized shares of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

      amend, alter or repeal the provisions of the Articles, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or power of, or restriction provided for the benefit of, the Series A Preferred Stock;

      issue any new, reclassify any existing equity interests into, or issue to any Person (other than a wholly-owned Subsidiary of the Corporation) any equity interests (including, without limitation, any Preferred Stock), or indebtedness or debt securities, in each case convertible into, equity interests of the Corporation or any Subsidiary of the Corporation;

      make any election, alter its legal structure or enter into any transaction, agreement or arrangement or take any other action, that would reasonably be expected to result in the Series A Preferred Stock being treated other than as preferred equity in an entity taxable as a corporation for U.S. federal, state and local income tax purposes (it being understood and agreed that any transaction, agreement or arrangement or action taken or entered into in the ordinary course of business of the Corporation and its Subsidiaries would not reasonably be expected to result in the Series A Preferred Stock being treated other than as preferred equity in an entity taxable as a corporation for U.S. federal, state and local income tax purposes); or

      enter into any agreement to do or consent to any of the foregoing.

    The Holders shall be entitled to notice of, and to thereafter attend, all meetings of the stockholders of the Corporation in accordance with, this Certificate of Designation, the Articles and the Bylaws.

  No Preemptive Rights. No Holder shall have any preemptive rights to subscribe to any issue of the same or other capital stock of the Corporation.

  No Waiver. Except as otherwise modified or provided for herein, the Holders shall be entitled to, and shall not be deemed to have waived, any applicable rights granted to holders of a corporation's preferred stock under the General Corporation Law of the State of Delaware.

  No Impairment. The Corporation will not, through any reorganization, transfer of assets, consolidation, merger scheme or arrangement, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions herein and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights granted hereunder of the Holders against impairment.

  Amendment; Waiver. Any term of the Series A Preferred Stock may be amended or waived (including the adjustment provisions included in Section 7 hereof) upon the written consent of the Corporation and the Required Holders.

  Action by Holders. Any action or consent to be taken or given by the holders of the Series A Preferred Stock may be given either at a meeting of the Holders called and held for such purpose or by written consent.

  Fractional Shares. Series A Preferred Stock may be issued in fractions of a share that shall entitle each Holder, in proportion to such Holder's fractional shares, to receive dividends and to have the benefit of all other rights of Holders. Any reference herein to shares of Series A Preferred Stock shall be deemed to refer to a share or fraction of a share, as the case may be.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation as of                           , 2018.

S&W SEED COMPANY

By:
Name:
Title:

Exhibit D

VOTING AGREEMENT

THIS VOTING AGREEMENT (this "Agreement") is entered into as of September [●], 2018, by and among the investors listed on Schedule A hereto (each, an "Investor" and collectively, the "Investors"), S&W Seed Company, a Nevada corporation (the "Company"), and the stockholders of the Company listed on Schedule B hereto (each, a "Stockholder" and collectively, the "Stockholders"). Capitalized terms used herein but not otherwise defined shall have the meaning given to them in the Purchase Agreement (as defined below).

BACKGROUND

A.  The execution and delivery of this Agreement by the Stockholders is a material inducement to the willingness of the Investors to enter into that certain Securities Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and among the Company and the Investors, pursuant to which, subject to the terms and conditions set forth in the Purchase Agreement, the Investors will purchase Shares.

B.  Each Stockholder understands and acknowledges that the Company and Investors are entitled to rely on (i) the truth and accuracy of Stockholder's representations contained herein and (ii) Stockholder's performance of the obligations set forth herein.

In consideration of the promises and the covenants and agreements set forth in the Purchase Agreement and in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  Shares Subject to this Agreement; Transfer Restrictions.

(a) The Stockholders each agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them and/or over which they exercise voting control as of the date of this Agreement and any other shares of voting capital stock of the Company legally or beneficially held or acquired by them after the date hereof or over which they exercise voting control (the "Shares") subject to, and to vote the Shares in accordance with, the provisions of this Agreement.

(b) Until the termination of this Agreement, or unless the transferee agrees to be bound by the terms of this Agreement, the Stockholder covenants and agrees that the Stockholder will not directly or indirectly, (i) sell, assign, transfer (including by merger or operation of law), pledge, encumber or otherwise dispose of any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger or operation of law) or other disposition of any Shares. The Company shall not recognize the transfer of any Shares in violation of the transfer restrictions set forth in this Section 2(b).

2.  Agreement to Vote Shares.

(a) In any annual, special or adjourned meeting of the stockholders of the Company, and in every written consent in lieu of any such meeting, at which the transactions contemplated by the Purchase Agreement are presented to the Company's stockholders for approval, each Stockholder agrees that it will vote, by proxy or otherwise, its Shares (i) in favor of the transactions contemplated by the Purchase

Agreement and any matter that would reasonably be expected to facilitate such transactions, and (ii) against approval of any proposal made in opposition to the transactions contemplated by the Purchase Agreement. Each Stockholder shall retain at all times the right to vote its Shares in its sole discretion and without any other limitation on those matters other than those set forth in clauses (i) and (ii) of this Section 2(a) that are at any time or from time to time presented for consideration to the Company's stockholders generally.

(b) Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict a Stockholder from acting in such Stockholder's capacity as a director or officer of the Company, to the extent applicable, it being understood that this Agreement shall apply to a Stockholder solely in such Stockholder's capacity as a stockholder of the Company.

(c) In the event that a meeting of the stockholders of the Company is held, each Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause such Stockholder's Shares to be counted as present thereat for purposes of establishing a quorum.

(d)  Irrevocable Proxy.

(i) Each Stockholder hereby irrevocably grants to and appoints, and hereby authorizes and empowers, the Company, and any individual designated in writing by it, and each of them individually, as such Stockholder's sole and exclusive proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the Stockholder's name, place and stead, to vote and exercise all voting and related rights (to the fullest extent that the Stockholder is entitled to do so) with respect to its Shares at any meeting of the stockholders of the Company called, and in every written consent in lieu of such meeting, with respect to any of the matters specified in, and in accordance and consistent with, clauses (i) and (ii) of Section 2(a) of this Agreement. Such Stockholder may freely vote its Shares on all other matters not contemplated by clauses (i) and (ii) of Section 2(a) of this Agreement.

(ii) Each Stockholder understands and acknowledges that the Investors and the Company are entering into the Purchase Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(d) constitutes an inducement for the Investors and the Company to enter into the Purchase Agreement. Except as otherwise provided for herein, the Stockholder hereby (a) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked; (b) ratifies and confirms that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof; and (c) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 78.355 of the Nevada Revised Statutes.

(iii) Upon the execution of this Agreement by the Stockholder, the Stockholder hereby revokes any and all prior proxies or powers of attorney given by the Stockholder with respect to the Shares. The Stockholder acknowledges and agrees that no subsequent proxies with respect to such Shares shall be given, and if given, shall not be effective. All authority conferred herein shall be binding upon and enforceable against any successors or assigns of the Stockholder and any transferees of the Shares. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement in accordance with Section 6(m) of this Agreement.

3.  Representations, Warranties and Other Covenants of Stockholder. Each Stockholder, as to itself and not with respect to any other Stockholder, hereby represents, warrants and covenants to the Company as follows:

(a) Such Stockholder is the legal or beneficial owner of, and has the power to vote that number of issued and outstanding Shares set forth on the signature page hereto. Such Shares are owned free of any encumbrance that would preclude Stockholder from exercising his, her or its voting power as provided in Section 2 of this Agreement or otherwise complying with the terms hereof.

(b) Such Stockholder has all requisite power, legal capacity and authority to enter into this Agreement. This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) The execution, delivery and performance of this Agreement by such Stockholder will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any agreement to which Stockholder is a party or by which any of such Stockholder's assets are bound or (ii) violate any order, writ, injunction, decree, judgment or any applicable law applicable to such Stockholder or any of its assets, except for any such conflict, violation or any failure to obtain such consent, waiver or approval that would not result in such Stockholder being able to perform its obligations under this Agreement.

(d) Such Stockholder agrees that it will not, in its capacity as a stockholder of the Company, bring, commence, institute, maintain, prosecute or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by such Stockholder, or the approval of the Purchase Agreement by the Company's Board of Directors (the "Board"), breaches any fiduciary duty of the Board or any member thereof.

(e) Such Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect in any material respects or in any way have the effect of restricting, limiting, interfering with, preventing or disabling such Stockholder from performing his, her or its obligations in any material respects under this Agreement.

4.  Confidentiality. Except as required by applicable law, each Stockholder, until such time as the transactions contemplated by the Purchase Agreement are publicly disclosed by the Company in compliance with the Purchase Agreement, will maintain the confidentiality of any information regarding this Agreement, the Purchase Agreement and the transactions contemplated thereby. Neither each Stockholder, nor any of his, her or its respective Affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Purchase Agreement or the transactions contemplated thereby without the prior written consent of the Company, except as may be required by law or by any listing agreement with, or the policies of, The Nasdaq Stock Market LLC, in which circumstance such announcing party shall make all reasonable efforts to consult with the Company in advance of such publication to the extent practicable.

5.  No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

6.  Miscellaneous.

(a)  Notices. All notices, requests, and other communications hereunder shall be in writing and will be deemed to have been duly given and received (a) when personally delivered, (b) when sent by facsimile or email upon confirmation of receipt, (c) one business day after the day on which the same has been delivered prepaid to a nationally recognized courier service, or (d) five business days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed, as to the Company, to:

S&W Seed Company
106 K Street, Suite 300
Sacramento, California 95814
Attn: Matthew K. Szot
Facsimile: (559) 884-2750
Email: mszot@swseedco.com

and as to any Stockholder, at the address and facsimile number set forth below such Stockholder's signature on the signature pages of this Agreement. Any party hereto from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto. Each Stockholder and the Company may each agree in writing to accept notices and other communications to it hereunder by electronic communications pursuant to procedures reasonably approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(b)  Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms "hereof," "herein," "hereunder" and derivative or similar words refer to this entire Agreement.

(c)  Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing and signed by (i) the Company, (ii) the Investors holding a majority of the then-outstanding Shares issued pursuant to the Purchase Agreement and (iii) the Stockholders holding a majority of the then-outstanding Shares. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party's right to exercise any such or other right, power or remedy or to demand such compliance.

(d)  Rules of Construction. The parties hereto hereby waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(e)  Specific Performance; Injunctive Relief. The parties hereto agree that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of any Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation of this Agreement, the Company and the Investors shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company or the

Investors at law or in equity and each Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

(f)  Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart.

(g)  Entire Agreement; Nonassignability; Parties in Interest; Death or Incapacity. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (i) constitute an inducement and condition to the Investors entering into the Purchase Agreement, (ii) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (iii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by each Stockholder without the prior written consent of the Company, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests or obligations of the Company hereunder, may be assigned or delegated in whole or in part by the Company to any affiliate of the Company without the consent of or any action by Stockholder upon notice by the Company to Stockholder as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns. All authority conferred herein shall survive the death or incapacity of the Stockholder and in the event of Stockholder's death or incapacity, any obligation of the Stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Stockholder.

(h)  Additional Documents. Stockholder shall execute and deliver any additional documents necessary or desirable in the reasonable opinion of the Company to carry out the purpose and intent of this Agreement.

(i)  Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(j)  Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

(k)  Governing Law; Consent to Jurisdiction. This Agreement, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of law provisions.

(l)  Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

(m)  Termination. This Agreement shall terminate and shall have no further force or effect from and after the earlier to occur of (i) date upon which the stockholders of the Company, in any annual, special or adjourned meeting of the stockholders of the Company, or by written consent in lieu of any such meeting, approve the transactions contemplated by the Purchase Agreement, (ii) the termination of the Purchase Agreement in accordance with its terms and (iii) August 31, 2019, and thereafter there shall be no liability or obligation on the part of the Stockholders, provided, that no such termination shall relieve any party from liability for any willful or intentional breach of this Agreement prior to such termination.

(n)  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

COMPANY:

S&W SEED COMPANY

By:
    Matthew K. Szot
    Executive Vice President of Finance and
    Administration and Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

INVESTOR:

MFP Partners, L.P.

By: MFP Investors LLC,
    Its General Partner

By:
    Ellen Lynch
    Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

David A. Fischhoff, Ph.D.

          (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

                                  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Mark J. Harvey

          (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

                                  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Consuelo E. Madere

          (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

                                  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Alexander C. Matina

          (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

                                  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Charles B. Seidler

          (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

                                  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Robert D. Straus

          (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

                                  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Grover T. Wickersham

          (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

                                  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Alan Willits

          (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

                                  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Mark W. Wong

          (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

                                  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Matthew K. Szot

          (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

                                  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Dennis C. Jury

          (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

                                  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Danielson B. Gardner

          (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

                                  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

MFP Partners, L.P.

By: MFP Investors LLC,
        Its General Partner

By:
        Ellen Lynch
        Chief Financial Officer

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

                                  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDERS:

Wynnefield Partners Small Cap Value, LP I

By:
Name:
Title:

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:                                   shares of issued and outstanding Common Stock

Wynnefield Partners Small Cap Value, LP

By:
Name:
Title:

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:                                   shares of issued and outstanding Common Stock

Wynnefield Small Cap Value Offshore Fund Ltd.

By:
Name:
Title:

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:                                   shares of issued and outstanding Common Stock

Schedule A

SCHEDULE OF INVESTORS

MFP Partners, L.P.
 c/o MFP Investors LLC
909 Third Avenue, 3rd Floor
New York, NY 10022
Attention: Timothy E. Ladin
Fax: (212) 752-7265
Email: tladin@mfpllc.com

Schedule B

SCHEDULE OF STOCKHOLDERS
David A. Fischhoff, Ph.D. 106 K Street, Suite 300 Sacramento CA, 95814
Danielson B. Gardner 106 K Street, Suite 300 Sacramento CA, 95814
Mark J. Harvey 106 K Street, Suite 300 Sacramento CA, 95814
Dennis C. Jury 106 K Street, Suite 300 Sacramento CA, 95814
Consuelo E. Madere 106 K Street, Suite 300 Sacramento CA, 95814
Alexander C. Matina 106 K Street, Suite 300 Sacramento CA, 95814
Charles B. Seidler 106 K Street, Suite 300 Sacramento CA, 95814
Robert D. Straus 106 K Street, Suite 300 Sacramento CA, 95814
Matthew K. Szot 106 K Street, Suite 300 Sacramento CA, 95814
Grover T. Wickersham 106 K Street, Suite 300 Sacramento CA, 95814
Alan Willits 106 K Street, Suite 300 Sacramento CA, 95814
Mark W. Wong 106 K Street, Suite 300 Sacramento CA, 95814
MFP Partners, L.P. c/o MFP Investors LLC 909 Third Avenue, 3rd Floor New York, NY 10022 Attention: Timothy E. Ladin Fax: (212) 752-7265 Email: tladin@mfpllc.com

Wynnefield Partners Small Cap Value, LP I
Wynnefield Capital, Inc.
450 Seventh Avenue, Suite 509
New York, NY 10123
Attention: Alex Liu; Stephen Zelkowicz
Fax: 212-760-0824
Email: aliu@wynnecap.com; szelkowicz@wynnecap.com

Wynnefield Partners Small Cap Value, LP
Wynnefield Capital, Inc.
450 Seventh Avenue, Suite 509
New York, NY 10123
Attention: Alex Liu; Stephen Zelkowicz
Fax: 212-760-0824
Email: aliu@wynnecap.com; szelkowicz@wynnecap.com

Wynnefield Small Cap Value Offshore Fund Ltd.
Wynnefield Capital, Inc.
450 Seventh Avenue, Suite 509
New York, NY 10123
Attention: Alex Liu; Stephen Zelkowicz
Fax: 212-760-0824
Email: aliu@wynnecap.com; szelkowicz@wynnecap.com

Exhibit E

CERTIFICATE OF SATISFACTION OF ASSET PURCHASE CLOSING CONDITIONS

S&W SEED COMPANY

CLOSING CERTIFICATE

[●], 2018

Reference is made to that certain Asset Purchase Agreement dated as of September 5, 2018 (the "APA"), by and between S&W Seed Company (the "Company") and Novo Turnaround Advisory Group Inc. Capitalized terms used and not defined herein have the meanings given to them in the APA.

Pursuant to Section 7.2(d) of that certain Securities Purchase Agreement dated as of September 5, 2018 (the "SPA"), by and between the Company and MFP Partners, L.P. ("MFP"), the undersigned hereby certifies to MFP on behalf of the Company that:

  the conditions to the Receiver's obligations to consummate the Transaction, as set forth in Section 8 of the APA, have been satisfied, other than the conditions that, by their nature, will be satisfied at the Closing;

  the Company has received written confirmation from the Receiver that the Receiver anticipates delivering the closing certificate contemplated by Section 9.3.8 of the APA at the Closing; and

  the Company reasonably believes that the Closing will occur within two Business Days following the Second Closing Date (as defined in the SPA).

S&W Seed Company

By: ___________________________________
Name: Matthew K. Szot
Title: Executive Vice President of Finance and
Administration and Chief Financial Office